UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

MUELLER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 Tournament Drive Suite 150 Memphis, Tennessee		38125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 24, 2012, Mueller Industries, Inc. (the “Company”) announced that it had issued a Notice of Redemption of all of its issued and outstanding 6% Subordinated Debentures due 2014 (the “Debentures,” and the transaction whereby the Debentures are redeemed, the “Redemption”). The Debentures will be redeemed at par value totaling approximately $148.2 million principal and accrued interest totaling approximately $1.3 million. The Redemption will occur on or about June 25, 2012. The Redemption will be conducted pursuant to Section 3.4 of the Indenture dated October 26, 2004 between the Company, as issuer, and Regions Bank (as successor to SunTrust Bank), as trustee.

Item 8.01	Other Events

On May 24, 2012, and in connection with the Redemption, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits:

99.1	Press Release, dated May 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Gary C. Wilkerson
Name: Title:	Gary C. Wilkerson Vice President, General Counsel and Secretary

Date: May 24, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 24, 2012.